Exhibit 99.1

CONTACT:	Vince Arnone President and CEO (630) 845-4500	Devin Sullivan Managing Director The Equity Group Inc. dsullivan@theequitygroup.com

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2026 FIRST QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill., - May 5, 2026 – Fuel Tech, Inc. (NASDAQ: FTEK), a technology company using advanced engineering processes to provide emissions control systems and water treatment technologies in utility and industrial applications, today reported financial results for the first quarter ended March 31, 2026 (“Q1 2026”).

“Our results for Q1 2026 reflected higher revenues for our Air Pollution Control (“APC”) business segment, another strong quarter from FUEL CHEM®, and continuing progress for our DGI® Dissolved Gas Infusion (“DGI”) division,” said Vincent J. Arnone, President and CEO. “At March 31, 2026, our balance sheet included cash and equivalents of $30.6 million and no long-term debt.

“We recently announced a series of APC awards valued at approximately $10 million with utility and industrial customers, anchored by a contract that calls for the integration of our Selective Catalytic Reduction (“SCR”) pollution control technology with two new natural gas-fired turbines for a large, publicly-owned Midwest municipal utility. This project will enable the utility to better meet the region’s rapidly growing electricity demand driven by population growth and the necessity to support commercial activities related to manufacturing expansion and data center projects. Engineering work is expected to commence in the current second quarter.”

Mr. Arnone concluded, “We remain optimistic about the outlook for each of our businesses for full year 2026. On a proforma basis, including these recent awards, our APC backlog is at its highest level since 2018. We remain actively engaged with our supply chain partners and engineering colleagues in the pursuit of additional APC award opportunities. We expect another solid year for our FUEL CHEM business segment. For our DGI division, the extended demonstration of our high-efficiency water treatment system at a fish hatchery in the western U.S. is progressing well and generating positive results. This demonstration will conclude in the second quarter of 2026.”

Business Segment Performance

All comparisons are to the first quarter ended March 31, 2025 unless otherwise stated.

Revenues generated by the APC segment rose by 23% to $1.6 million in Q1 2026, driven primarily by project timing and ancillary business activity. Segment gross margin expanded to 38.3% compared to 32.6%, due largely to product and project mix.

Consolidated APC segment backlog at March 31, 2026 was $6.9 million compared to $7.0 million at December 31, 2025. Backlog at March 31, 2026 did not include the recently awarded APC contracts valued at $10 million.

FUEL CHEM segment revenue declined to $4.5 million from $5.1 million, primarily driven by seasonal maintenance outages and dispatch-related decreases in demand. Segment gross margin declined to 45.3% from 49.9%, the result of lower sales offset by a relatively flat expense profile.

First Quarter 2026 (“Q1 2026”) Consolidated Results Overview

All comparisons are to the first quarter ended March 31, 2025 unless otherwise stated.

Consolidated revenues for Q1 2026 declined 5% to $6.1 million from $6.4 million, with higher APC revenue offset by lower FUEL CHEM revenues.

Consolidated gross margin for Q1 2026 declined to 43.5% of revenues from 46.4% of revenues, with higher APC gross margin offset by a decline in FUEL CHEM gross margin.

SG&A expenses for Q1 2026 were $3.7 million, or 61% of revenues, compared to $3.3 million, or 52% of revenues, reflecting higher employee-related expenses and increases in professional fees and administrative expenses.

Interest income for Q1 2026 was $240,000 compared to $279,000. Income generated is primarily related to interest received on the held-to-maturity debt securities and money market funds.

Net loss in Q1 2026 was $(1.4) million, or $(0.04) per share, compared to net loss of $(0.7) million, or $(0.02) per share.

Adjusted EBITDA loss was $(1.3) million in Q1 2026 compared to an Adjusted EBITDA loss of $(0.7) million.

Financial Condition

At March 31, 2026, cash and cash equivalents were $9.1 million, short-term investments were $12.5 million, and long-term investments totaled $9.0 million. Stockholders’ equity at March 31, 2026 was $38.6 million, or $1.24 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, May 6, 2026 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been installed on over 1,300 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI® Dissolved Gas Infusion Systems which utilize a patented saturator and a patent-pending channel injector to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$9,109	$11,939
Short-term investments	12,470	12,942
Accounts receivable, less current expected credit loss of $107 and $108, respectively	4,112	5,355
Inventories, net	364	373
Prepaid expenses and other current assets	1,099	1,335
Total current assets	27,154	31,944
Property and equipment, net of accumulated depreciation of $18,048 and $19,433, respectively	4,886	4,739
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $586 and $561, respectively	620	646
Right-of-use operating lease assets, net	516	536
Long-term investments	8,995	6,991
Other assets	200	207
Total assets	$44,487	$47,179
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,144	$3,242
Accrued liabilities:
Operating lease liabilities - current	92	89
Employee compensation	1,265	1,308
Other accrued liabilities	1,487	1,634
Total current liabilities	4,988	6,273
Operating lease liabilities - non-current	465	491
Deferred income taxes, net	187	187
Other liabilities	291	296
Total liabilities	5,931	7,247
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 32,390,127 and 32,281,179 shares issued, and 31,157,075 and 31,074,438 shares outstanding, respectively	323	322
Additional paid-in capital	165,671	165,616
Accumulated deficit	(123,151)	(121,796)
Accumulated other comprehensive loss	(1,761)	(1,718)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,602)	(2,568)
Total stockholders’ equity	38,556	39,932
Total liabilities and stockholders’ equity	$44,487	$47,179

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per-share data)

	Three Months Ended
	March 31,
	2026	2025
Revenues	$6,080	$6,382
Costs and expenses:
Cost of sales	3,436	3,423
Selling, general and administrative	3,716	3,341
Research and development	524	570
	7,676	7,334
Operating loss	(1,596)	(952)
Interest income	240	279
Other expense, net	—	(66)
Loss before income taxes	(1,356)	(739)
Income tax benefit	1	—
Net loss	$(1,355)	$(739)
Net loss per common share:
Basic net loss per common share	$(0.04)	$(0.02)
Diluted net loss per common share	$(0.04)	$(0.02)
Weighted-average number of common shares outstanding:
Basic	31,091,335	30,718,000
Diluted	31,091,335	30,718,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2026	2025
Net loss	$(1,355)	$(739)
Other comprehensive income (loss):
Foreign currency translation adjustments	(43)	135
Comprehensive loss	$(1,398)	$(604)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2026	2025
Operating Activities
Net loss	$(1,355)	$(739)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	175	164
Amortization	26	9
Non-cash interest income on held-to-maturity securities	105	(50)
Provision for credit losses, net of recoveries	(1)	—
Stock-based compensation, net of forfeitures	56	110
Changes in operating assets and liabilities:
Accounts receivable	1,176	3,768
Inventory	9	(137)
Prepaid expenses, other current assets and other non-current assets	240	(28)
Accounts payable	(1,095)	(1,340)
Accrued liabilities and other non-current liabilities	(183)	(249)
Net cash (used in) provided by operating activities	(847)	1,508
Investing Activities
Purchases of equipment and patents	(322)	(65)
Purchases of debt securities	(6,092)	(993)
Maturities of debt securities	4,500	2,750
Net cash (used in) provided by investing activities	(1,914)	1,692
Financing Activities
Taxes paid on behalf of equity award participants	(34)	(24)
Net cash used in financing activities	(34)	(24)
Effect of exchange rate fluctuations on cash	(35)	135
Net (decrease) increase in cash and cash equivalents	(2,830)	3,311
Cash and cash equivalents at beginning of period	11,939	8,510
Cash and cash equivalents at end of period	$9,109	$11,821

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

Segment Data- Reporting Segments

(Unaudited)

(in thousands)

	Air Pollution	FUEL CHEM
Three months ended March 31, 2026	Control Segment	Segment	Other	Total
Revenues from external customers	$1,604	$4,476	$—	$6,080
Cost of sales	(989)	(2,447)	—	(3,436)
Gross margin	615	2,029	—	2,644
Selling, general and administrative	—	—	(3,716)	(3,716)
Research and development	—	—	(524)	(524)
Operating income (loss) from operations	$615	$2,029	$(4,240)	$(1,596)

	Air Pollution	FUEL CHEM
Three months ended March 31, 2025	Control Segment	Segment	Other	Total
Revenues from external customers	$1,303	$5,079	$—	$6,382
Cost of sales	(878)	(2,545)	—	(3,423)
Gross margin	425	2,534	—	2,959
Selling, general and administrative	—	—	(3,341)	(3,341)
Research and development	—	—	(570)	(570)
Operating income (loss) from operations	$425	$2,534	$(3,911)	$(952)

FUEL TECH, INC.

Geographic Segment Financial Data

(Unaudited)

(in thousands)

Information concerning our operations by geographic area is provided below. Revenues are attributed to countries based on the location of the end-user. Assets are those directly associated with operations of the geographic area.

	Three Months Ended
	March 31,
	2026	2025
Revenues:
United States	$5,247	$5,359
Foreign	833	1,023
	$6,080	$6,382

	March 31,	December 31,
	2026	2025
Assets:
United States	$41,751	$44,345
Foreign	2,736	2,834
	$44,487	$47,179

FUEL TECH, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA

(in thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(1,355)	$(739)
Interest income, net	(240)	(279)
Income tax benefit	(1)	-
Depreciation expense	175	164
Amortization expense	26	9
EBITDA	(1,395)	(845)
Stock compensation expense	56	110
ADJUSTED EBITDA	$(1,339)	$(735)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, and stock compensation expense. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.